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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                              -------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  December 4, 1997



                         DSC COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                 0-10018                     54-1025763
(State or other jurisdiction     (Commission                 (IRS Employer
      of incorporation)          File Number)             Identification No.)


                    1000 Coit Road
                      Plano, Texas                     75075
          (Address of principal executive offices)    (ZIP Code)


     Registrant's telephone number, including area code:  (972) 519-3000



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ITEM 2.   Acquisition or Disposition of Assets.

     On December 4, 1997 (the "Closing Date"), DSC Communications Corporation ("DSC") acquired Celcore, Inc. ("CELCORE"), a GSM and AMPS mobile wireless systems manufacturer, for approximately $145 million in cash and the assumption of CELCORE's outstanding stock options pursuant to an Amended and Restated Agreement and Plan of Merger, dated December 3, 1997 (the "Merger Agreement"), by and among DSC, CI Acquisition Company, a wholly-owned subsidiary of DSC ("Merger Subsidiary"), and CELCORE. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into CELCORE, CELCORE became a wholly-owned subsidiary of DSC and each share of CELCORE capital stock was converted into the right to receive $8.00 in cash. The terms and conditions of the Merger Agreement were determined in arm's-length negotiations among the parties thereto. The acquisition was funded using DSC's existing cash. DSC intends to continue the operation of the business of CELCORE as conducted prior to the Closing Date.

ITEM 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

     It is impracticable to file the financial statements required by this item 7(a) at this time because such statements are not available. DSC will file such statements as soon as practicable, but not later than February 17, 1998.

     (b)  Pro Forma Financial Statements.

     It is impracticable to file the financial statements required by this item 7(b) at this time because such statements are not available. DSC will file such statements as soon as practicable, but not later than February 17, 1998.

     (c)  Exhibits.

          Exhibit No.         Description.
          -----------         ------------

             2.1 Amended and Restated Agreement and Plan of Merger among DSC Communications Corporation, CI Acquisition Company and Celcore, Inc.


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     99.1      Press Release, dated December 4, 1997, issued by DSC
               Communications Corporation






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   DSC COMMUNICATIONS CORPORATION

Date: December 19, 1997            By:  /s/ George B. Brunt
                                      ---------------------------
                                        George B. Brunt,
                                        Vice President, Secretary
                                        and General Counsel











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                                 EXHIBIT INDEX

Exhibit No.    Description.
-----------    ------------

      2.1 Amended and Restated Agreement and Plan of Merger among DSC Communications Corporation, CI Acquisition Company and Celcore, Inc.

     99.1 Press Release, dated December 4, 1997, issued by DSC Communications Corporation

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